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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use, in this Registration Statement on Form S-3 of our report dated February 27, 2009, with respect to (i) the consolidated financial statements of Danvers Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2008, which is incorporated by reference in the Registration Statement. We also consent to the reference of our firm under the heading "Experts" in the Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
December 10, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM